EXHIBIT 24.2

COCA-COLA ENTERPRISES INC.

MEETING OF THE BOARD OF DIRECTORS

ATLANTA, GEORGIA

JULY 27, 2004

8:00 A.M.

Resolutions approving filings of Forms S-8 and amendments to Forms S-8

RESOLVED, that the Board of Directors hereby authorizes up to 30,900,000 shares of the Company’s common stock to be made available with respect to the awards made under the Coca-Cola Enterprises Inc. 2004 Stock Award Plan and that the distributions of such shares be made either from authorized but unissued shares or from shares held by the Company in its treasury; and

RESOLVED, that the Board of Directors hereby authorizes up to 1,000,000 shares of the Company’s common stock (in addition to the shares previously authorized) to be made available with respect to awards made under the Coca-Cola Enterprises Inc. Supplemental Matched Employee Savings and Investment Plan and that distributions of such shares (including the shares previously authorized) be made either from authorized but unissued shares or from shares held by the Company in its treasury; and

RESOLVED, that the Board of Directors hereby authorizes up to 400,000 shares of the Company’s common stock (in addition to the shares previously authorized) to be made available with respect to awards made under the Deferred Compensation Plan for Nonemployee Directors (as Amended and Restated Effective February 17, 2004) and that distributions of such shares (including the shares previously authorized) be made either from authorized but unissued shares or from shares held by the Company in its treasury; and

RESOLVED, that the Company be, and it hereby is, authorized to file with the Securities and Exchange Commission registration statements, or amendments to registration statements, including any exhibits thereto and any amendments and supplements thereto, on any appropriate form authorized by the Securities and Exchange Commission under the Securities Act of 1933, as amended, providing for registration of the following numbers of shares for the following plans:

•	30,900,000 shares of the Company’s common stock issuable under the Coca-Cola Enterprises Inc. 2004 Stock Award Plan,

•	250,000 shares of the Company’s common stock issuable under the 2003 Coca-Cola Enterprises Inc. Stock Savings Plan,

•	1,000,000 shares of the Company’s common stock issuable under the Coca-Cola Enterprises Inc. Supplemental Matched Employee Savings and Investment Plan,

•	2,000,000 shares of the Company’s common stock issuable under the Coca-Cola Enterprises Inc. Stock Deferral Plan (as Amended and Restated Effective April 1, 2004), and

•	400,000 shares of the Company’s common stock issuable under the Deferred Compensation Plan for Nonemployee Directors (as Amended and Restated Effective February 17, 2004) (collectively, the “Plans”); and

RESOLVED, that the Company be, and it hereby is, authorized to file with the Securities and Exchange Commission amendments to the registration statements on Form S-8 for the following plans:

•	Coca-Cola Bottling Company of St. Louis Bargaining Employees’ Savings and Investment Plan (SEC Registration No. 333-90223),

•	The Coca-Cola Bottling Company of New York, Inc. Savings Plan for Southern New England (SEC Registration No. 333-90221),

•	Lansing Matched Employee Savings and Investment Plan (SEC Registration No. 333-90225),

•	Central States Coca-Cola Bottling Company Bargaining Thrift and Savings Plan (SEC Registration No.333-90219), and

•	Coca-Cola Enterprises Inc. Matched Employee Savings and Investment Plan (SEC Registration No. 333-90245); and

RESOLVED, that the Company be, and it hereby is, authorized to terminate the registration statements on Form S-8 and to deregister any securities that have not been issued in connection with the following plans:

•	Coca-Cola Enterprises Inc. 1990 Management Stock Option Plan,

•	Coca-Cola Enterprises Inc. 1992 Restricted Stock Plan,

•	The Coca-Cola Bottling Company of New York, Inc. Savings and Investment Plan,

•	Coca-Cola Enterprises Inc. Restricted Stock Deferral Plan; and o Netherlands NL Aandlelen Spaarplan

FURTHER RESOLVED, that the proper officers of the Company be, and each of them hereby is, authorized, in the name and on behalf of the Company, to execute and deliver a power of attorney appointing the directors and officers of the Company, or any of them, to act as attorney in fact for the Company for the purpose of executing and filing with the Securities and Exchange Commission any such registration statement, or any amendment or supplement, thereto, or any document deemed appropriate by any such officer in connection therewith; and

FURTHER RESOLVED, that John J. Culhane be, and he hereby is, designated and appointed as the agent for service of the company in all matters related to each such registration statement; and

FURTHER RESOLVED, that the Company may execute and deliver to the New York Stock Exchange, Inc. or any other appropriate exchange, any application, including any amendment or supplement thereto, for the listing of shares of the Company’s common stock that may be issued under the Plans, upon official notice of issuance, and may appoint a listing agent or listing agents to represent the Company for such purpose and to execute, in the name and on behalf of the Company, any other agreement or instrument that may be necessary or appropriate to accomplish such listing; and

FURTHER RESOLVED, that the Company be, and it hereby is, authorized to effect or maintain the registration or qualification (or exemption therefrom) of all or any part of the securities that may be issued under the Plans for offer or sale under the securities laws of any of the states or jurisdiction of the United States of America or under the applicable laws or regulations of any country or political subdivision thereof; and

FURTHER RESOLVED, that any officer of the Company, or such other person or persons as the chief executive officer or his designee may appoint, be, and each of them hereby is, authorized to execute, in the name and on behalf of the Company and under its corporate seal or otherwise, deliver and file any agreement, instrument, certificate or any other document, or any amendment or supplement thereto, and to take any other action that such person may deem appropriate to carry out the intent and purpose of the preceding resolutions and to effect the transactions contemplated thereby.